UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 6, 2018
_________________________________________________
8point3 Energy Partners LP
(Exact name of registrant as specified in its charter)
_________________________________________________

Delaware	1-37447	47-3298142
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

77 Rio Robles
San Jose, California		95134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 8.01. Other Events.

On April 6, 2018, 8point3 Energy Partners LP, a Delaware limited partnership (the “Partnership”), issued a press release announcing that it has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) for the special meeting of holders of its Class A shares to consider and vote on a proposal to approve the previously announced Agreement and Plan of Merger and Purchase Agreement, dated February 5, 2018, by and among the Partnership, 8point3 General Partner, LLC, 8point3 Operating Company, LLC, 8point3 Holding Company, LLC, 8point3 Solar CEI, LLC, 8point3 Co-Invest Feeder 1, LLC, 8point3 Co-Invest Feeder 2, LLC, CD Clean Energy and Infrastructure V JV (Holdco), LLC, 8point3 Partnership Merger Sub, LLC, 8point3 OpCo Merger Sub 1, LLC, and 8point3 OpCo Merger Sub 2, LLC, and the mergers contemplated thereby.

The special meeting will be held on May 23, 2018 at 9:00 a.m. Pacific time at 77 Rio Robles, San Jose, CA 95134. The Partnership expects to commence mailing the definitive proxy statement and other related proxy materials on or about April 11, 2018 to the holders of the Partnership Class A shares of record as of April 6, 2018. Only the holders of Class A shares of record at the close of business on April 6, 2018 will be entitled to vote at the special meeting. The deadline for the holders of Class A shares to submit their proxy is 11:59 p.m. Eastern time on May 22, 2018.

The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Number	Exhibit Index
99.1	Press Release, dated April 6, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

8POINT3 ENERGY PARTNERS LP

		By:	8point3 General Partner, LLC,
its general partner

		By:	/s/ JASON E. DYMBORT
Jason E. Dymbort
General Counsel
Date:	April 6, 2018

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